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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 5, 1996
                        (Date of earliest event reported)


                 AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State of other jurisdiction of incorporation)


              1-9259                                      94-3008908
       (Commission File Number)                (IRS Employer Identification No.)

           733 Front Street
       San Francisco, California                            94111
(Address of Principal Executive Offices)                  (Zip Code)



       Registrant's Telephone number, including area code: (415) 627-9289
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Item 1.           Changes in Control of Registrant.

                  On August 5, 1996, USL Capital Corporation ("USL Capital"), which owns all of the outstanding capital stock of Airlease Management Services, Inc. ("AMSI"), the general partner of Airlease Ltd., A California Limited Partnership (the "Partnership"), entered into an Asset Purchase Agreement with BA Leasing & Capital Corporation ("BALCAP") and Ford Motor Credit Company (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, USL Capital has agreed, among other things, to sell to BALCAP all of the outstanding capital stock of AMSI. BALCAP is an indirect wholly-owned subsidiary of Bank of America National Trust and Savings Association. Subject to various conditions specified in the Asset Purchase Agreement, the sale of the stock of AMSI to BALCAP is scheduled to occur on October 31, 1996. Following such sale, it is expected that BALCAP will control the operations of AMSI and therefore will control the Partnership.



Item 7.           Financial Statements and Exhibits.

                  (a) Financial Statements of Business Acquired.

                  Not Applicable

                  (b) ProForma Financial Information.

                  Not Applicable

                  (c) Exhibits

                  Not Applicable
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SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                               AIRLEASE LTD., A
                                               CALIFORNIA LIMITED
                                               PARTNERSHIP
                                                           (Registrant)
                                               By: Airlease Management Services,
                                                     Inc.

Date:  August 20, 1996                         By:
                                                  ------------------------------
                                                       Robert A. Keyes, Jr.
                                                      Chief Financial Officer